EXHIBIT 23.2

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 24, 2001, relating to the consolidated financial statements and schedule of Pharmaceutical Formulations, Inc., and Subsidiaries, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman LLP

Woodbridge, New Jersey
March 26, 2002